                                                               Exhibit (10)(iii)








                        GREAT LAKES CHEMICAL CORPORATION
                            SUPPLEMENTAL SAVINGS PLAN
                           (EFFECTIVE JANUARY 1, 1995)

                                TABLE OF CONTENTS

ARTICLE I                  ................................................1
         Establishment     ................................................1
                  1.1      Establishment and Purpose.......................1
                  1.2      Applicability...................................1
                  1.3      Definitions.....................................1

ARTICLE II                 ................................................2
         Participation     ................................................2
                  2.1      Eligibility and Participation...................2
                  2.2      Duration........................................2

ARTICLE III                ................................................3
         Contributions     ................................................3
                  3.1      Deferral Election...............................3
                  3.2      Matching Contribution...........................3

ARTICLE IV                 ................................................5
         Participant's Accounts............................................5
                  4.1      Participant's Accounts..........................5
                  4.2      Interest on Accounts............................5
                  4.3      Valuation of Accounts...........................6
                  4.4      Quarterly Reports...............................6
                  4.5      Investments Funds...............................6

ARTICLE V                  ................................................8
         Payment of Deferred Compensation..................................8
                  5.1      Payments Upon Retirement........................8
                  5.2      Payment Upon Disability.........................8
                  5.3      Payments Upon Death.............................8
                  5.4      Payments Upon Financial Emergency...............9
                  5.5      Small Payment...................................9
                  5.6      Beneficiaries...................................9

ARTICLE VI                 ...............................................11
         Funding           ...............................................11
                  6.1      Funding........................................11

ARTICLE V                  ...............................................12
         Amendment, Administration........................................12
                  7.1      Amendment and Termination......................12
                  7.2      Administration.................................12
                  7.3      Deduction of Taxes from Amounts Payable........12
                  7.4      Indemnification................................12
                  7.5      Expenses.......................................12
                  7.6      Claims.........................................12

ARTICLE VIII               ...............................................13
         Miscellaneous     ...............................................13
                  8.1      Interests not Transferable.....................13
                  8.2      Contract of Employment.........................13
                  8.3      Headings.......................................13
                  8.4      Invalidity.....................................13
                  8.5      Law Governing..................................13

Appendix A                 ...............................................15

                        GREAT LAKES CHEMICAL CORPORATION
                            SUPPLEMENTAL SAVINGS PLAN
                           (Effective January 1. 1995)

                                    ARTICLE I
                                  Establishment

1.1 Establishment and Purpose. Great Lakes Chemical Corporation (the "Company") hereby adopts the Great Lakes Chemical Corporation Supplemental Savings Plan (the "Plan"), effective January 1, 1995 (the "Effective Date"). The purpose of the Plan is to provide each Participant in the Plan with the benefits the Participant would have received under the Great Lakes Savings Plan, as amended, ("Savings Plan") except for the limitations on compensation and benefits imposed by various sections of the Internal Revenue Code of 1986, as amended, ("Code") or any successor thereto. The Plan works in conjunction with the Savings Plan to provide the Participants with the same benefits as a percentage of compensation that are available under the Savings Plan to those employees not affected by the Code Limitations. The Company and any entity which, with the approval of the Board of Directors of the Company, adopts the Plan shall be referred to hereinafter as "Employer." The Plan is intended to benefit a select group of management or highly compensated employees of the Employer.

1.2 Applicability. The provisions of the Plan shall apply only to a person who terminates employment with an Employer on or after the Effective Date and shall not apply to any person not in the active employment of an Employer on or after the Effective Date.

1.3 Definitions. Capitalized terms herein shall have the same meaning as the Savings Plan except as defined herein.

                                   ARTICLE II
                                  Participation

2.1 Eligibility and Participation. Each person, who is (i) a Participant in the Savings Plan and whose right to contribute to or receive an allocation under the Savings Plan is reduced by the limitation on compensation imposed by Section 401(a)(17) of the Code, by the limitations on benefits imposed by Section 415(c) of the Code, by the limitations on pre-tax deferrals imposed by Section 401(k) of the Code and Section 402(g) of the Code, and by the limitations on matching contributions and after-tax contributions under Section 401(m) of the Code (such limitations are collectively referred to as the "Code Limitations"); and (ii) has been named by the Board of Directors of the Company as an eligible employee by having his or her name set forth in Appendix A to the Plan, shall become a Participant; provided, however, no person shall become a Participant prior to the date of execution of the Plan. (Each person who becomes a Participant shall be referred to hereinafter as a "Participant.") The Employer shall establish for each Participant a Deferred Compensation Account.

2.2 Duration. Any person who became a Participant shall continue to be a Participant as long as he is entitled to benefits hereunder.

                                   ARTICLE III
                                  Contributions

3.1      Deferral Election.

         (a) Each Participant shall be entitled to make an annual advance written election to defer receipt of up to 15~o of the Compensation otherwise payable to him by the Employer. Such Deferral Amount shall be expressed as a percentage of Compensation. The written election must be received not later than December 15, 1994 to be effective for the first calendar quarter of 1995. A Deferral Election once made shall remain in effect from calendar quarter to calendar quarter and from calendar year to calendar year until changed by the Participant. An election once made or deemed made for a calendar quarter shall not be revocable. A Participant may change and a new Participant may make his election for any future notice to the Committee not less than 30 days prior to the start of the calendar quarter for which the change is to be effective.

         (b) A Participant may elect to discontinue deferrals at anytime upon reasonable notice to the Committee.

         (c) A Deferral Amount Election under this Section 3.1 shall be made in conjunction with the Participant's pre-tax election under the Savings Plan, and the Employer shall deposit into the Savings Plan such amount of the Participant's Deferral Amount as is consistent with the provisions of the Savings Plan and with such administrative procedures of the Employer as it may implement from time to time to insure compliance with the requirements of the Savings Plan and the Code Limitations.

         (d) In the event any amounts under the Savings Plan must be distributed from the Savings Plan to the Participant, such amounts will not be credited to the Participant's Deferred Compensation Account in the Plan unless such amount will not be treated as taxable income to the Participant.

3.2 Matching Contribution. The Employer shall make a deemed contribution to a Participant's Deferred Compensation Account equal to the amount of Matching Contribution to which the Participant would have been entitled under the Savings Plan, had the Participant's Deferral Amount under this Plan been contributed to the Savings

         Plan without regard to the Code Limitations. The Employer Matching Contribution shall be credited to the Participant's Deferred Compensation Account on the same date as matching contributions are credited to Participants' accounts under the Savings Plan.


                                   ARTICLE IV

                             Participant's Accounts

4.1 Participants' Accounts. The Committee shall create and maintain adequate records to disclose the interest in the Plan of each Participant and Beneficiary. Records shall be in the form of individual bookkeeping accounts, and credits and charges shall be made to those accounts pursuant to Article III and the following provisions of this
         Article IV. Each Participant shall have a separate Deferred Compensation Account. The Participant's interest in that portion of his Deferred Compensation Account attributable to the Participant's pre-tax contributions shall at all times be fully vested. The Participant's interest in that portion of his Deferred Compensation Account attributable to the Employer's matching contributions shall become vested in accordance with the Savings Plan; such that a Participant credited with the completed Years of Service shown below, as determined under the Savings Plan, shall be vested in the percentage of his Employer matching contribution as shown below:

         Completed Years of                       Vested Interest in
               Service                          Matching Contributions

             Less than 2                                0%

                 2                                     20%

                 3                                     40%

                 4                                     60%

                 5                                     80%

              6 or more                               100%


4.2 Interest on Accounts. Each Participant's Deferred Compensation Account shall be credited with earnings as provided in this section.

(a) The Deferred Compensation Account of a Participant shall be credited with earnings and losses from the date it was established through the date the entire Deferred Compensation Account is distributed to the Participant or his Beneficiary. A Participant's Deferred Compensation Account shall be credited with earnings or charged with losses in accordance with procedures and at a rate adopted from time to time by the Committee.

(b) The Committee reserves the right, in its sole discretion, to increase or decrease the rate at which earnings are credited to Participants' accounts, but the earnings rate shall not be decreased for periods prior to such action.

4.3 Valuation of Accounts. The value of a Participant's Deferred Compensation Account as of any date shall equal the dollar amount of any deferrals and Employer contributions credited to the Deferred Compensation Account, adjusted for the earnings or losses DEEMED TO BE CREDITED TO THE Deferred Compensation Account in accordance with
         Section 4.2 and decreased by the amount of any payments made from the Deferred Compensation Account to the Participant or his Beneficiary. Earnings, losses, contributions and distributions are credited or changed to the Deferred Compensation Account each regular business day, i.e., each day the New York Stock Exchange is open for business, in accordance with the procedures of the recordkeeper.

4.4 Quarterly Reports. Within 60 days following the end of each calendar quarter, the Committee shall provide to each Participant a written statement of the amount standing to his credit in the Deferred Compensation Account as of the end of that calendar quarter.

4.5      Investment Funds.

(a) Notwithstanding Section 4.2, 4.3 and 4.4, the Committee, in its sole discretion, may elect to establish for each Participant an Employee owned separate investment account in the name of the Employer (Investment Fund) to assist the Employer in accumulating the assets needed to pay the promised benefits. In the event that a separate Investment Fund is established, the Committee may direct that the Participant's Deferred Compensation Accounts shall be invested through such Investment Fund in one or more investment funds to be determined from time to time by the Committee. The Committee shall direct the investment of a Participant's Deferred Compensation Account among the investment funds in the Investment Fund at its discretion, but the Committee may consult with the Participants as to the investment funds in which their Account should be invested.

(b) In the event the Committee exercises its discretion as described above, a Participant's Deferred Compensation Account shall be credited with earnings or charged with losses in accordance with the investment funds in which such Investment Fund is invested. The Participant's Account shall be charged with distributions and losses and credited with contributions and earnings in accordance with procedures adopted by the Committee in consultation with any manager of the Investment Funds.

(c) Despite the establishment of an Investment Fund or of specific investment funds, a Participant shall have no claim to such specific assets and such funds shall serve merely as a mechanism for assisting the Employer in meeting its obligations under the Plan and measuring the value of a Participant's Account.

                                    ARTICLE V
                        Payment of Deferred Compensation

5.1      Payments Upon Retirement.

         (a) Except as provided in Section 5.5 or Subsection 5.1(b), upon a Participant's separation from service with the Employers, the vested portion of the Participant's Deferred Compensation Account shall be distributed to him in ten substantially equal annual installments, the sum of which shall equal (i) the value of the Participant's Deferred Compensation Account as of the date of his separation from service, plus (ii) the earnings that will accrue on the unpaid balance of the Deferred Compensation Account under Article IV during the payout period, less, (iii) any distributions from the Deferred Compensation Account. The first annual installment shall begin as soon as practicable following the recordkeeper's receipt of authorized instructions from the Committee to make the payments. In addition, the annual installments shall be redetermined each year as soon as practicable following the anniversary of the start of such payments. Annual installments shall be determined in ACCORDANCE WITH THE declining balance method, whereby each year's installment shall equal the product of the Participant's Deferred Compensation Account at the time of payment multiplied by the fraction of 1 over the number of remaining payments.

         (b) A Participant may elect to receive his Deferred Compensation Account in a single sum payment provided either such election is made not less than one year prior to the Participant's termination of employment with the Employer or in the event the election is made within such one year period, such lump sum distribution shall not be made earlier than the one year anniversary of the election of the lump sum.

         (c) Notwithstanding (a) or (b) above, the Committee may, in its sole and absolute discretion at any time after a Participant separates from service, distribute to the Participant the remaining balance in the Participant's Deferred Compensation Account.

         5.2 Payment Upon Disability. If a Participant suffers a disability, within the meaning of the Employer's long-term disability plan, deferrals and matching contributions that otherwise would have been credited to the Participant's Deferred Compensation Account under this Plan shall cease. The Participant's Deferred Compensation Account will continue to be credited with earnings under Article IV during the period of 60 days beyond the date deferrals and contributions cease, the Participant shall be treated for purposes of this Plan as if he had separated from service, and his Deferred Compensation Account shall be distributed pursuant to Section 5.1.

         5.3 Payments Upon Death. If a Participant dies, his remaining Deferred Compensation Account shall be distributed to his Beneficiary in a single lump sum payment as soon as practicable after the Participant's death. The value of the Participant's Deferred Compensation Account shall be determined as of the valuation date that authorized distribution directions are received by the Plan's recordkeeper from the Committee.

         5.4 Payments Upon Financial Emergency. A Participant, upon written petition to the Committee, may withdraw some or all of that portion of his Deferred Compensation Account that is attributable to the Participant's contribution (the portion of the Deferred Compensation Account attributable to contributions of the Employer is not available for financial emergencies) if the Committee, in its sole discretion, determines that the requested withdrawal is on account of an unforeseeable financial emergency and that the amount to be withdrawn does not exceed the amount necessary to satisfy the financial emergency. Withdrawals under this section shall not be permitted to the extent that the financial emergency may reasonably be relieved through (a) reimbursement or compensation by insurance or otherwise, (b) liquidation of the Participant's assets (to the extent liquidation would not in itself cause a financial hardship), or (c) suspension or cessation of deferrals under the Plan. For purposes of this section, an "unforeseeable financial emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or his dependents; loss of the Participant's property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control.

         5.5 Small Payment. Notwithstanding any other provision of this Plan, if the value of a Participant's Deferred Compensation Account, upon his separation from service does not exceed $15,000, the balance of his Deferred Compensation Account shall be distributed in the form of a single lump sum payment to the Participant.

         5.6 Beneficiaries. A Participant's "Beneficiary" shall be the person or persons, including a trustee, designated in writing pursuant to practices of, or rules prescribed by, the

                  Committee, as the recipient of a benefit payable under the Plan following the Participant's death. To be effective, a Beneficiary designation must be filed with the Committee during the Participant's life on a form prescribed by the Committee; provided, however, that a finalized divorce or marriage (other than a common law marriage) shall automatically revoke a previously filed Beneficiary designation, unless in the case of divorce, the ex-spouse was not designated as Beneficiary or in the case of marriage, the Participant's new spouse is already the designated Beneficiary. If no person has been designated as the Participant's Beneficiary, if a Participant's Beneficiary designation has been revoked by marriage or divorce, or if no person designated as Beneficiary survives the Participant, the Participant's estate shall be his Beneficiary.

                                   ARTICLE VI
                                     Funding

6.1 Funding. All benefits under this Plan shall be paid directly from the general funds of the Employer, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. No Participant, spouse, or beneficiary shall have any right, title or interest whatever in or to any investments which Employer may make to aid the Employer in meeting its obligation hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between an Employer and any Participant, spouse, or beneficiary of a Participant. Notwithstanding the foregoing, the Employer may at its sole discretion establish the Investment Fund described in Section 4.5 as a vehicle for accumulating the assets needed to pay the promised benefit. To the extent that any person acquires a right to receive payments from the Employer hereunder, such rights shall be no greater than the right of an unsecured creditor of the Employer.

                                   ARTICLE VII
                            Amendment, Administration

7.1 Amendment and Termination. The Company reserves THE RIGHT at any time to modify, amend, or terminate the Plan, provided that the Company shall not cancel, reduce, or otherwise adversely affect the amount of benefits of any Participant credited as of the date of any such modification, amendment, or termination, without the consent of the Participant.

7.2 Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee), which shall be authorized to interpret the Plan, to adopt rules and practices concerning the administration of the Plan, to resolve questions concerning eligibility for the Plan, amounts credited to Deferred Compensation Accounts, timing of distributions, crediting of earnings and other matters regarding the administration of the Plan.

7.3 Deduction of Taxes from Amounts Payable. The Employer may deduct FROM THE amount to be distributed under the Plan such amount as the Employer, in its sole discretion, deems proper for the payment of income, employment, death, succession, inheritance, or other taxes with respect to benefits under the Plan.

7.4 Indemnification. Each Employer shall indemnify and hold harmless each employee, officer, or director of an Employer to whom is delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him (including but not limited to reasonable attorney fees) which arise as a result of his actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by an Employer. Notwithstanding the foregoing, an Employer shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise.

7.5 Expenses. The expenses of administering the Plan shall be paid by the Employer.

7.6 Claims. Claims for benefits shall be considered by the Committee in accordance with the claims procedures set forth in the Savings Plan.

                                  ARTICLE VIII
                                  Miscellaneous

8.1 Interests not Transferable. Benefits payable UNDER THIS PLAN SHALL NOT BE SUBJECT IN ANY manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of a Participant prior to actually being received by the person entitled to the benefit under the terms of the Plan, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable hereunder shall be void. The Employer shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge, or otherwise encumber his benefits under this Plan, or if by reason of his bankruptcy or other event happening at any time, such benefit would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, the Board of Directors of the Company, in its discretion, may terminate the interest in any such benefits of the person entitled thereof under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or his spouse, children, or other dependents, or any of them, in such manner as the Board of Directors of the Company may deem proper.

8.2 Contract of Employment. Nothing contained herein shall be construed to constitute a contract of employment between a Participant and an Employer.

8.3 Headings. The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

8.4 Invalidity. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

8.5 Law Governing. The Plan shall be construed and enforced according to the laws of Indiana other than its laws respecting choice of law.

IN WITNESS WHEREOF, the Company has executed this Plan this 2nd day of December, 1994


                                              GREAT LAKES CHEMICAL CORPORATION


                                              BY: _____________________________



ATTEST:


_______________________________

                                 Amendment No. 1

                                       to

           Great Lakes Chemical Corporation Supplemental Savings Plan
                           (Effective January 1, 1995)

Great Lakes Chemical Corporation hereby adopts this Amendment No. 1 to the Great Lakes Chemical Corporation Supplemental Savings Plan (effective January 1,
1995). The provisions of this Amendment shall be effective as of January 1, 1995.

1. Section 4.5(a) of the Plan is hereby amended by deleting the first sentence of such Section and substituting in place thereof the following:

         Notwithstanding Section 4.2, 4.3 and 4.4, the Committee, Its sole discretion, may elect to establish on its books a separate investment account in the name of the Employer (Investment Fund) to assist the Employer in accumulating the assets needed to pay the promised benefits.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 to the Plan this 28th day of July, 1995.


                                              GREAT LAKES CHEMICAL CORPORATION



                                              By: _____________________________


ATTEST:


___________________________________

                                SECOND AMENDMENT

                        GREAT LAKES CHEMICAL CORPORATION
                            SUPPLEMENTAL SAVINGS PLAN
                           (Effective JANUARY 1, 1995)

         WHEREAS, Great Lakes Chemical Corporation (the "Company") established the Great Lakes Chemical Corporation Supplemental Savings Plan (the "Plan") effective January 1, 1995; and

WHEREAS, Section 7.1 of the Plan reserves to the Company the right to amend the Plan; and

         WHEREAS, the Board of Directors of the Company has authorized the extension of coverage under the Plan to additional executives of the Company.

         NOW, THEREFORE, the following amendments to the Plan are hereby adopted effective as of January 1, 1996:

1. In the Table of Contents replace "Participant's Accounts" under Article 1V with "Participants' Accounts" and change Article V, "Amendment, Administration" to Article VII.

2. Add the word "in" after the words "same meaning as" in Section 1.3, "Definitions".

3. Replace the language in Section 2.1, "Eligibility and Participation" with the following:

                  2.1 Eligibility and Participation. Each person (a) who is a Participant in the Savings Plan, (b) whose annual base rate of earnings in a Plan Year after 1995 is at least $100,000 and (c) whose right to contribute to or receive an allocation under the Savings Plan is reduced by the limitations
(i) on benefits imposed by Section 41 5(c) of the Code, (ii) on pre-tax deferrals imposed by Section 401 (k) of the Code and Section 402(g) of the Code, or (iii) on matching contributions and after-tax contributions under Section 401
(m) of the Code (such limitations are collectively referred to as the "Code Limitations") shall be eligible to become a Participant in the Plan. Such a person shall become a Participant on the first day of the calendar quarter that is coincident with or immediately follows the 30th day after the day on which the Participant satisfies the conditions described in (a), (b) and (c) above. The Employer shall establish for each Participant a Deferred Compensation Account.

                  Notwithstanding the foregoing provisions of this Section 2.1 and the provisions of Section 3.1, an individual who is employed by the Company after December 31, 1995 and whose annual base rate of earnings in a Plan Year after 1995 is at least $100,000 may participate in the Plan although he has not satisfied all the conditions set forth above. Such an individual shall become a Participant as of the first day of the calendar quarter after he is employed by the Company by making an annual advance written election to defer up to 15% of his Compensation, as described in the first sentence of Section 3.1, prior to the first day of said calendar quarter. Once said individual becomes eligible to participate in the Savings Plan his eligibility in this Plan will continue, but he must meet all the conditions contained in the prior paragraph of this Section 2.1 and in Section 3.1 in order to continue to make deferrals under Section 3.1 of this Plan and to receive Matching Contributions under Section 3.2.

4.       In the Heading of Article 1V change "Participant's" to "Participants".

5. In the second sentence of Section 4.3, "Valuation of Accounts" replace "changed" with

        IN WITNESS WHEREOF, the Company has executed this Second Amendment to the Great Lakes Chemical Corporation Supplemental Savings Plan as of the 25th the day of April, 1996.

Attest:


                                             Great Lakes Chemical Corporation

                                             By _______________________________

                                 Amendment No. 3

                                       to

                        Great Lakes Chemical Corporation
                            Supplemental Savings Plan
                          (Effective February 11, 1997)

Great Lakes Chemical Corporation hereby adopts this Amendment No. 3 to the Great Lakes Chemical Corporation Supplemental Savings Plan (effective February 11,
1997). The provisions of this Amendment shall be effective as of February 11, 1997.

         1.       Section 7.2 of the Plan is hereby amended as follows:

                  The Plan shall be administered by the Board of Directors of the Company, which shall be authorized to interpret the Plan, to adopt rules and practices concerning the administration of the Plan, to resolve questions concerning eligibility for the Plan, amounts credited to Deferred Compensation Accounts, timing of distributions, crediting of earnings and other matters regarding the administration of the Plan, and to delegate all or any portion of its authority hereunder to a committee of the Board of Directors or to designated officers or employees of the Company.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 3 to the Plan this 17th day of March , 1997.

                                            GREAT LAKES CHEMICAL CORPORATION

                                            By _______________________________

ATTEST:


___________________________________

                                  AMENDMENT TO
                        GREAT LAKES CHEMICAL CORPORATION
                            SUPPLEMENTAL SAVINGS PLAN

                  The Great Lakes Chemical Corporation Supplemental Savings Plan (the "Plan"), is hereby amended, effective as of November 20, 1997, as set forth below.

                  Any term which is not defined below shall have the meaning set forth in the Plan.

                  1. Section 4.1 of the Plan is hereby amended by adding the following phrase at the end thereof:

         provided, however, that the Participant's interest in that portion of his Deferred Compensation Account attributable to the Employer's matching contributions shall become fully vested upon the occurrence of a change in control of the Company.

                  2. Article IV of the Plan is hereby amended by adding a
section 4.6 as follows:

         4.6 Funding of Rabbi Trust. Notwithstanding any provision in the Plan to the contrary, in the event of a change in control of the Company (as defined in Section 8.6 hereof), the Company shall immediately fully fund a rabbi trust or similar instrument in an amount equal to the aggregate of each Participant's entire Deferred Compensation Account.

                  3. Section 6.1 of the Plan is hereby amended and restated to read as follows:

         Funding. Except as provided for in Section 4.6, all benefits under this Plan shall be paid directly from the general funds of the Employer, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. No Participant, spouse, or beneficiary shall have any right, title or interest whatever in or to any investments which Employer may make to aid the Employer in meeting its obligation hereunder.

Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between an Employer and any Participant, spouse, or beneficiary of a Participant. Notwithstanding the foregoing, the Employer may at its sole discretion establish the Investment Fund described in Section 4.5 as a vehicle for accumulating the assets needed to pay the promised benefit. To the extent that any person acquires a right to receive payments from the Employer hereunder, such rights shall be no greater than the right of an unsecured creditor of the Employer.

                  4. Section 7.1 of the Plan is hereby amended and restated to read as follows:

Amendment and Termination. The Company reserves the right at any time to modify, amend, or terminate the Plan; provided, that, (i) the Company shall not cancel, reduce, or otherwise adversely affect the amount of benefits of any Participant credited as of the date of any such modification, amendment, or termination, without the written consent of the Participant and (ii) the Company shall not adversely amend or modify the provisions hereof or terminate the Plan following a change in control of the Company (as defined in Section 8.6 hereof) without the written consent of 66 2/3 percent of the Participants.

                  5. Article VIII of the Plan is hereby amended by adding a
section 8.6 as follows:

         8.6 Definition of Change in Control. For purposes of the Plan, a "change in control of the Company" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                  (a) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Ex


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
                  change Act")) other than (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company (any such person is hereinafter referred to as a "Person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20` of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company);

         (b) there is consummated a merger or consolidation of the Company with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, immediately after such merger or consolidation, more than 70` of the combined voting power of the voting securities of either the


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
                  Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation;

         (c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

         (d) during any period of two consecutive years (not including any period prior to the date of the Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (c) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

For purposes of the Plan, where a change in control of the Company results from a series of related transactions, the change in control of the Company shall be deemed to have occurred on the date of the consummation of the first such transaction. For purposes of clause (a) of this subsection, the stockholders of another


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
corporation (other than the Company or a corporation described in subclause (iv) of clause (a) of this subsection) shall be deemed to constitute a Person. Further, it is understood by the parties that the sale, transfer, or other disposition of a subsidiary of the Company shall not constitute a change in control of the Company giving rise to payments or benefits under the Plan.

Notwithstanding any other provision hereof, a "change in control of the Company" shall not be deemed to have occurred by virtue of the Company entering into any agreement with respect to, the public announcement of, the approval by the Company's stockholders or directors of, or the consummation of, any transaction or series of integrated transactions (including any merger or other business combination transaction) entered into in connection with, or expressly conditioned upon the occurrence of, a spin-off (such transaction or series of integrated transactions, the "Spin-Off Transaction") immediately following which the recordholders of the common stock of the Company immediately prior to the Spin-Off Transaction continue to have substantially the same proportionate ownership in the spun-off entity as they had in the Company immediately prior to the Spin-Off Transaction; provided that such Spin-Off Transaction (including any related merger of other - business combination transaction) has been approved by a vote of a majority of the Company's Continuing Directors (as defined below) then in office. For purposes of the Plan, a "Continuing Director" shall mean any member of the Board of the Company who is a member of the Board as of the date of the Plan and any person who subsequently becomes a member of the Board, if such person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.


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
                  IN WITNESS WHEREOF, Great Lakes Chemical Corporation has caused this Amendment to be executed by a duly authorized officer of the Company as of the day and year first above written.

                                           GREAT LAKES CHEMICAL CORPORATION

                                           By: _______________________________


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